Exhibit 99.1

GRI Bio Secures FDA Orphan Drug Designation for GRI-0621 (Tazarotene) in Idiopathic Pulmonary Fibrosis

Designation highlights significant regulatory milestone and provides a potential pathway to seven years of U.S. market exclusivity

LA JOLLA, CA, June 18, 2026 -- GRI Bio, Inc. (NASDAQ: GRI) (“GRI Bio” or the “Company”), a biotechnology company developing innovative therapies for inflammatory, fibrotic and autoimmune diseases, today announced that the U.S. Food and Drug Administration (FDA) has granted Orphan Drug Designation (ODD) to GRI-0621 for the treatment of Idiopathic Pulmonary Fibrosis (IPF), a progressive, irreversible and ultimately fatal lung disease affecting tens of thousands of patients in the United States.
The designation represents a significant regulatory achievement for GRI-0621 and reinforces the growing recognition of the drug's potential to address significant unmet medical needs in fibrotic diseases.
"Receiving FDA Orphan Drug Designation for GRI-0621 in IPF is an important validation of our development strategy and highlights the urgent need for innovative therapies capable of altering the course of this devastating disease," said Marc Hertz, Ph.D., Chief Executive Officer of GRI Bio. "We believe GRI-0621's differentiated mechanism of action has the potential to address key drivers of inflammation and fibrosis, and this designation strengthens our ability to advance the program efficiently while creating significant long-term value for patients and shareholders."
Orphan Drug Designation is granted to therapies intended to treat rare diseases affecting fewer than 200,000 people in the United States. The designation provides important development and commercialization benefits, including:
•Potential eligibility for seven years of U.S. market exclusivity upon approval
•Potential tax credits related to qualified clinical development expenses
•Waiver of certain FDA application fees
•Enhanced regulatory engagement with the FDA throughout development
IPF remains one of the most challenging pulmonary diseases, characterized by progressive scarring of lung tissue that leads to declining lung function and premature mortality. Despite currently approved therapies, patients continue to face poor long-term outcomes, underscoring the need for additional treatment options.
GRI-0621 an oral, RARβ/γ-selective investigational therapy designed to modulate pathways involved in inflammation and fibrosis in IPF. Emerging scientific evidence increasingly supports the role of immune dysfunction in driving fibrosis, creating opportunities for novel therapeutic approaches beyond current standards of care.
GRI-0621, the Company’s once-daily oral RARβ/γ selective agonist, was evaluated in a randomized, double-blind, placebo-controlled Phase 2a trial (GRI-0621-IPF-02; NCT06331624) in 35 patients with IPF, approximately 80% of whom were on background standard-of-care (SOC) antifibrotics. The trial met its primary, secondary and exploratory endpoints, with continued analyses and positive outcomes supporting previously reported findings.

The FDA's decision to grant Orphan Drug Designation underscores the seriousness of IPF and highlights the potential importance of developing differentiated therapies capable of targeting underlying disease mechanisms.
The Orphan Drug Designation adds another important catalyst to GRI Bio's broader strategy of advancing innovative therapies for diseases driven by immune dysregulation and fibrosis. The Company continues to execute on key development objectives while exploring opportunities to maximize the value of its proprietary platform.
"We are committed to advancing GRI-0621 with urgency and discipline," added Dr. Hertz. "This designation further strengthens our regulatory foundation and supports our mission of delivering innovative therapies for patients with severe diseases while building a biotechnology company positioned for sustainable long-term growth."
Idiopathic Pulmonary Fibrosis is a chronic, progressive lung disease characterized by irreversible scarring of lung tissue. The disease leads to declining respiratory function, reduced quality of life, and shortened survival. Current treatment options remain limited, and significant unmet medical need persists for therapies capable of improving outcomes and slowing disease progression.
About GRI Bio, Inc.
GRI Bio is a clinical-stage biopharmaceutical company focused on developing innovative therapies for inflammatory, fibrotic and autoimmune diseases. The Company's lead program, GRI-0621, is an oral RARβ/γ-selective agonist being developed for the treatment of idiopathic pulmonary fibrosis (IPF), a progressive and life-threatening fibrotic lung disease with significant unmet need. GRI-0621 is designed to modulate pathways associated with inflammation, fibrosis and tissue repair and is being evaluated as a potential novel oral therapeutic for patients with IPF.
In addition to GRI-0621, the Company is also developing a pipeline of novel type 2 diverse NKT (“dNKT”) agonists for the treatment of systemic lupus erythematosus. Additionally, with a library of over 500 proprietary compounds, GRI Bio has the ability to fuel a growing pipeline.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions. These forward-looking statements are based on the Company’s current beliefs and expectations. Forward-looking statements include, but are not limited to, statements regarding: the Company’s expectations with respect to development and commercialization of the Company’s product candidates, the timing of initiation or completion of clinical trials and availability of resulting data, the potential benefits and impact of the Company’s clinical trials and product candidates and any implication that the data or results observed in preclinical trials or earlier studies, topline or interim data or trials will be indicative of results of later studies or clinical trials or final data, the Company’s beliefs and expectations regarding potential shareholder value and future financial performance, the Company’s beliefs about the timing and outcome of regulatory approvals and potential regulatory approval pathways, the Company’s expected future milestones, shareholder value and the length of time the Company’s current resources will fund its planned operations (which current estimate assumes only initial preparatory activities for GRI-0621 as substantial additional capital or resources will be required to fund a Phase 2b clinical trial of GRI-0621). Actual results may differ from the forward-looking statements expressed by the Company in this press release and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation risks related to: (1) the Company’s inability to maintain the listing of the Company’s common stock on The Nasdaq Capital Market and to comply with applicable listing requirements; (2) changes in applicable laws or regulations; (3) the inability of the Company to raise financing in the future; (4) the success, cost and timing of the Company’s product development activities; (5) the inability of the Company to obtain and maintain regulatory clearance or approval for its respective products, and any related restrictions and limitations of any cleared or approved product; (6) the inability of the Company to identify, in-license or acquire additional technology; (7) the inability of the Company to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently developing; (8) the accuracy of the estimated size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; (9) that later data or clinical trials may be inconsistent with or contrary to data and observations to date, including that later data may not indicate a patient benefit, modulate toxicities or validate a mechanism of action; (10) inaccuracy in the Company’s estimates regarding expenses, future revenue, capital requirements and needs for and the ability to obtain additional financing; (11) the Company’s ability to protect and enforce its intellectual property portfolio, including any newly issued patents and its ability to obtain any expected patent term extensions, adjustments, exclusivities or disclaimers; and (12) other risks and uncertainties indicated from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks and uncertainties described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC on January 30, 2026 and subsequently filed reports. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.
Investor Contact:
JTC Team, LLC
Jenene Thomas
(908) 824-0775
GRI@jtcir.com